Exhibit 24.2

Bank of America Auto Receivables Securitization, LLC

Bank of America Corporate Center

100 North Tryon Street

Charlotte, North Carolina 28255

Mail Code: NC1-007-06-82

June 5, 2013

I, Maria S. Barnes, am Secretary of Bank of America Auto Receivables Securitization, LLC (the “Company”) and do certify that the attached resolutions were duly adopted by unanimous written consent of the board of directors of the Company on June 5, 2013, and such resolutions have not been amended, rescinded or otherwise modified.

/s/ Maria S. Barnes
Name: Maria S. Barnes Secretary

I, Scott W. McCarthy, as President of the Company, certify that Maria S. Barnes, is the duly elected and qualified Secretary of the Company and that the signature above is his signature.

EXECUTED as of June 5, 2013

/s/ Scott W. McCarthy
Name: Scott W. McCarthy President

* * *

RESOLVED, that each of the President, the Vice President, the Secretary, the Treasurer, any Assistant Treasurer or any Assistant Secretary of the Company (each, an “Authorized Officer”, and collectively, the “Authorized Officers”) is hereby authorized and empowered, for and on behalf of the Company, to prepare, execute and file, or cause to be prepared and filed with the SEC (i) a registration statement on Form S-3 for registration under the Securities Act of 1933, as amended (the “Securities Act”), in an amount to be determined by the Authorized Officer, of asset-backed securities (the “Securities”) directly or indirectly secured by motor vehicle retail installment sales contracts and installment loans and other related assets, and any and all amendments (including, without limitation, post-effective amendments) or supplements thereto, together with the prospectus, one or more forms of prospectus supplement, all documents required as exhibits to such registration statement or any amendments or supplements and other documents which may be required to be filed with the SEC with respect to the registration of the Securities under the Securities Act (such registration statement, the “New Registration Statement”) and (ii) any other documents, including without limitation Form 8-Ks, Form 10-Ks, Form 10-Ds, Form SEs or letters or agreements relating to the asset-backed securities issued in connection with the registration statement on Form S-3, and to take any and all other action that any such Authorized Officer shall deem necessary or advisable in connection with the foregoing.

RESOLVED FURTHER, that the foregoing resolutions shall not limit the persons who are authorized to execute the New Registration Statement and it is hereby provided that each of the members of the Board and each of the officers of the Company are authorized, but not required, to sign the New Registration Statement and each member of the Board and each officer of the Company signing the New Registration Statement is authorized to appoint an agent and/or attorney-in-fact to execute future amendments and other documents relating to the New Registration Statement.